Exhibit 10.1

AMENDMENT TO SECURED CONVERTIBLE PROMISSORY NOTES

This Amendment to Secured Convertible Promissory Notes (this “Amendment”) is entered into as of December 31,2016 among Bone Biologics Corporation, a Delaware corporation (the “Company”), on the one hand, and Hankey Capital, LLC (“HCL”) and The Musculoskeletal Transplant Foundation (“MTF”), on the other hand.

RECITALS

 A.       The Company entered into a Note Purchase Agreement dated as of October 14,2016 with HCL and MTF pursuant to which each of HCL and MTF loaned to the Company the principal amount of $600,000 as evidenced by a Secured Convertible Promissory Note issued by the Company (collectively, the “Notes”) to each of HCL and MTF.

B.       The Company and each of HCL and MTF desire to amend the Notes as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Company and each of HCL and MTF hereby agree as follows:

1.       Section 1 of each Note hereby is amended by changing the Maturity Date as set forth therein to December 31, 2017.

2.       Except as expressly amended by this Amendment, all of the terms of the Notes shall remain in full force and effect.

3.       This Amendment may be executed in two or more counterparts, including by facsimile, by e-mail in PDF format or by other electronic means, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Amendment as of the date first written above.

Bone Biologics Corporation

By:
Name:	Stephen LaNeve
Title:	President

Hankey Capital, LLC

By:
Name:
Title:

The Musculoskeletal Transplant Foundation

By:
Name:
Title:

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